Filed Pursuant to Rule 424(b)(5)

Registration No. 333-238453

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A shares representing limited liability company interests	$117,659,671	$—

(1)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-238453).

This prospectus supplement relates to unsold Class A common shares representing limited liability company interests (the “Class A shares”) having an aggregate gross sales price of $117,659,671 that were initially registered pursuant to the MGM Growth Properties LLC’s Registration Statement on Form S-3ASR (File No. 333-218090), filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2017, and the prospectus supplement thereto filed with the SEC on April 30, 2019 (the “Prior Prospectus Supplement”). This prospectus supplement supersedes and replaces the Prior Prospectus Supplement.

On April 30, 2019, MGM Growth Properties LLC paid a registration fee of $36,360 relating to the Class A shares having an aggregate gross sales price of up to $300,000,000 that were offered under the Prior Registration Statement and Prior Prospectus Supplement. Class A shares having an aggregate gross sales price of $117,659,671 were unsold under the Prior Registration Statement and Prior Prospectus Supplement, and accordingly, pursuant to Rule 457(p) under the Securities Act, MGM Growth Properties LLC hereby offsets $12,837, representing the filing fee paid in connection with the Prior Prospectus Supplement relating to such unsold securities, against the entire amount of currently due filing fee.

Prospectus Supplement

(To prospectus dated May 18, 2020)

$300,000,000

MGM Growth Properties LLC

Class A Shares

On April 30, 2019, we entered into a sales agreement (the “sales agreement”) with BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, a “sales agent” and, collectively, the “sales agents”) and the forward purchasers (as defined below) providing for the offer and sale of Class A common shares representing limited liability company interests (the “Class A shares”) of MGP, having an aggregate gross sales price of up to $300,000,000 from time to time through the sales agents, acting as our sales agents or, if applicable, as forward sellers (as defined below), or directly to the sales agents acting as principal.

As of the date of this prospectus supplement, we have offered and sold Class A shares having an aggregate gross sales price of $182,340,329 through the date of this prospectus supplement pursuant to a previous prospectus supplement and accompanying prospectus, which together we refer to herein as the “Prior Prospectus.” As a result of such prior sales, as of the date of this prospectus supplement, Class A shares having an aggregate gross sales price of up to $117,659,671 remain available for offer and sale under the sales agreement pursuant to this prospectus supplement and the accompanying prospectus.

Sales of our Class A shares, if any, made through the sales agents, as our sales agents or as forward sellers pursuant to the sales agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange (the “NYSE”), sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as we and any sales agent may agree.

The sales agreement contemplates that, in addition to the issuance and sale by us of Class A shares to or through the sales agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with any of BNP Paribas, Crédit Agricole Corporate and Investment Bank and The Bank of Nova Scotia (in such capacity, each, a “forward purchaser” and, collectively, the “forward purchasers”). If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser will attempt to borrow from third parties and sell, through the relevant sales agent, acting as sales agent for such forward purchaser, Class A shares to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to a sales agent, when acting as sales agent for the relevant forward purchaser, as, individually, a “forward seller” and, collectively, the “forward sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any sales agent, the affiliate of such sales agent that is acting as forward purchaser or, if applicable, such sales agent acting in its capacity as forward purchaser. We will not initially receive any proceeds from any sale of Class A shares borrowed by a forward purchaser and sold through a forward seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or Class A shares (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.

We will pay the applicable sales agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of any Class A shares sold through such sales agent, as our sales agent, under the sales agreement. In connection with each forward sale agreement, we will pay the applicable sales agent, acting as forward seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed Class A shares sold through such sales agent, as forward seller, during the applicable forward hedge selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward hedge selling period).

None of the sales agents, whether acting as our sales agent or as a forward seller, is required to sell any specific number or dollar amount of Class A shares but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the sales agreement, Class A shares on terms agreed upon by such sales agent, us and, in the case of shares offered through such sales agent as forward seller, the relevant forward purchaser from time to time. The Class A shares offered and sold through the sales agents, as our sales agents or as forward sellers, pursuant to the sales agreement will be offered and sold through only one sales agent on any given day.

Under the terms of the sales agreement, we may also sell Class A shares to one or more of the sales agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the sales agents as principal, we will enter into a separate terms agreement with such sales agent or sales agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to a sales agent as principal, we may agree to pay the applicable sales agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of Class A shares sold to such sales agent, as principal.

The Class A shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of Shares—Restrictions on Ownership and Transfer of our Shares” in the accompanying prospectus.

The Class A shares are listed on the NYSE under the symbol “MGP.” The last reported sale price of Class A shares on the NYSE on May 10, 2021 was $34.67 per share.

An investment in MGP’s Class A shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES DESCRIBED HEREIN OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO GAMING OR REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BNP PARIBAS	Credit Agricole CIB	Evercore ISI	Fifth Third Securities	Scotiabank	SMBC Nikko

Prospectus Supplement dated May 12, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we filed with the Commission. The shelf registration statement was deemed effective by the Commission upon filing on May 18, 2020. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering.

You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Commission. We have not, and the sales agents, forward sellers and forward purchasers have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Secretary of MGP as described under “Where You Can Find More Information” in the accompanying prospectus. We are not, and the sales agents, forward sellers and forward purchasers are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the accompanying prospectus, free writing prospectus or any such document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. When we or any of the sales agents, forward sellers or forward purchasers deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement or the accompanying prospectus, neither we nor such sales agent, forward seller or forward purchaser are implying that the information is current as of the date of the delivery or sale.

BASIS OF PRESENTATION

Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” “our company,” “the Company” or “MGP” are to MGM Growth Properties LLC and its consolidated subsidiaries, including MGM Growth Properties Operating Partnership LP, a Delaware limited partnership, and does not include the joint venture owned 50.1% by the Operating Partnership and 49.9% by a subsidiary of Blackstone Real Estate Income Trust, Inc. to which the real estate assets of MGM Grand Las Vegas and Mandalay Bay were contributed on February 14, 2020 (“MGP BREIT Venture”). MGM Growth Properties Operating Partnership LP is the entity through which MGP conducts substantially all of its business and owns substantially all of its assets. In addition, we sometimes refer to MGM Growth Properties Operating Partnership LP as the “Operating Partnership.” References in this prospectus supplement to “MGM” are to MGM Resorts International, a Delaware corporation, and, unless the context requires otherwise, its consolidated subsidiaries, including MGP. References to “tenant” refer to subsidiaries of MGM who lease our real estate properties under a master lease agreement (the “MGM-MGP Master Lease”) or lease property owned by the MGP BREIT Venture, as applicable.

References in this prospectus supplement to the “Revolving Credit Facility” are to the Operating Partnership’s $1.35 billion senior secured revolving credit facility, as may be amended, supplemented or restated from time to time and, unless otherwise expressly stated or the context otherwise requires, including any successor credit facilities.

S-ii

TRADEMARKS AND TRADENAMES

The names of the brands of our casino resorts that are operated by MGM are registered trademarks of the respective owners of those brands, and neither they nor any of their officers, directors, agents or employees:

•	have approved any disclosure in which they or the names of their brands appear; or

•	are responsible or liable for any of the content in this document.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the anticipated degree to which the COVID-19 pandemic will impact our results of operations, our expectations regarding our future liquidity position and the liquidity position of our tenant, the timing and amount of any future dividends and our ability to further grow our portfolio. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

The fact that as a result of the COVID-19 pandemic, our properties are operating without certain amenities and subject to certain occupancy limitations, and we are unable to predict the length of time it will take for the properties to return to normal operations for the tenant.

•

The fact that recent increases in reported COVID-19 cases in the jurisdictions in which our tenant operates may result in such jurisdictions adopting policies and procedures further restricting the amenities that can be offered at our properties or require those properties to temporarily close to the public.

•

We are dependent on MGM (including its subsidiaries) unless and until we substantially diversify our portfolio, and an event that has a significant adverse effect on MGM’s business, financial position or results of operations (including the continuing effects of the COVID-19 pandemic) could have a material adverse effect on our business, financial position, results of operations, or cash flows.

•	We depend on our properties leased to MGM for substantially all of our anticipated cash flows (including the properties held by the MGP BREIT Venture).

•	We, or the MGP BREIT Venture, as applicable, may not be able to re-lease the properties following the expiration or termination of the lease.

•

MGP’s sole material assets are units representing limited partner interests in the Operating Partnership (“Operating Partnership units”) representing 57.9% of the ownership interests in the Operating Partnership, as of March 31, 2021, over which we have operating control through our ownership of its general partner, and our ownership interest in the general partner of the Operating Partnership.

S-iii

•	Our ability to sell our properties is restricted by the terms of the leases or may otherwise be limited.

•	We will have future capital needs and may not be able to obtain additional financing on acceptable terms.

•

Covenants in our debt agreements may limit our operational flexibility, and a covenant breach or default could materially adversely affect our business, financial position, results of operations or cash flows.

•

Covenants in the debt agreements at the MGP BREIT Venture may limit its ability to pay distributions to us, which could materially affect our business, financial position, results of operations, or cash flows.

•	Rising expenses could reduce cash flow and funds available for future acquisitions and distributions.

•

We are dependent on the gaming industry and may be susceptible to the risks associated with it, which could materially adversely affect our business, financial position, results of operations or cash flows.

•	Because a significant number of our major gaming resorts are concentrated on the Las Vegas Strip, we are subject to greater risks than a company that is more geographically diversified.

•

Our pursuit of investments in, and acquisitions or development of, additional properties (including our rights of first offer with respect to MGM Springfield and with respect to any future gaming developments by MGM on the undeveloped land adjacent to Empire City Casino’s race track and casino (“Empire City”)) may be unsuccessful or fail to meet our expectations.

•

We may face extensive regulation from gaming and other regulatory authorities, and our operating agreement provides that any of our shares held by investors who are found to be unsuitable by state gaming regulatory authorities are subject to redemption.

•	Required regulatory approvals can delay or prohibit future leases or transfers of our gaming properties, which could result in periods in which we are unable to receive rent for such properties.

•	Net leases may not result in fair market lease rates over time, which could negatively impact our income and reduce the amount of funds available to make distributions to shareholders.

•	Our dividend yield could be reduced if we were to sell any of our properties in the future.

•	There can be no assurance that we will be able to make distributions to our Operating Partnership unitholders and Class A shareholders or maintain our anticipated level of distributions over time.

•	An increase in market interest rates could increase our interest costs on existing and future debt and could adversely affect the price of our Class A shares.

•	We are controlled by MGM, whose interests in our business may conflict with ours or yours.

•	We are dependent on MGM for the provision of administration services to our operations and assets.

•	MGM’s historical results may not be a reliable indicator of its future results.

•	Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our directors, officers and others.

•	If MGM engages in the same type of business we conduct, our ability to successfully operate and expand our business may be hampered.

•

The MGM-MGP Master Lease and other agreements governing our relationship with MGM were not negotiated on an arm’s-length basis and the terms of those agreements may be less favorable to us than they might otherwise have been in an arm’s-length transaction.

•	In the event of a bankruptcy of the MGM-MGP Master Lease’s tenant, a bankruptcy court may determine that the MGM-MGP Master Lease is not a single lease but rather multiple severable leases,

S-iv

each of which can be assumed or rejected independently, in which case underperforming leases related to properties we own that are subject to the MGM-MGP Master Lease could be rejected by the tenant while tenant-favorable leases are allowed to remain in place.

•	MGM may undergo a change of control without the consent of us or of our shareholders.

•

If MGP fails to remain qualified to be taxed as a real estate investment trust (“REIT”), it will be subject to U.S. federal income tax as a regular corporation and could face a substantial tax liability, which would have an adverse effect on our business, financial position, results of operations and cash flows.

•	Legislative or other actions affecting REITs could have a negative effect on us.

•

The anticipated benefits of our prior, anticipated and future investments and acquisitions, including our investment in MGP BREIT Venture, may not be realized fully and may take longer to realize than expected.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement.

Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus or included or incorporated herein or therein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

S-v

THE COMPANY

MGP is one of the leading publicly traded REITs engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose tenants generally offer diverse amenities including casino gaming, hotel, convention, dining, entertainment and retail offerings.

MGP is a limited liability company that was formed in Delaware on October 23, 2015. MGP conducts its operations through the Operating Partnership, a Delaware limited partnership formed by MGM on January 6, 2016, which became a subsidiary of MGP on April 25, 2016.

MGP is organized in an umbrella partnership REIT (commonly referred to as an “UPREIT”) structure in which MGP owns substantially all of its assets and conducts substantially all of its business through the Operating Partnership, which is owned by MGP and certain other subsidiaries of MGM and whose sole general partner is one of MGP’s subsidiaries. MGM holds a controlling interest in MGP through its ownership of MGP’s Class B share, and will continue to hold a controlling interest in MGP following the consummation of this offering by virtue of its ownership of the Class B share, but does not hold any of MGP’s Class A shares. The Class B share is a non-economic interest in MGP that does not provide its holder any rights to profits or losses or any rights to receive distributions from the operations of MGP or upon liquidation or winding up of MGP but that represents a majority of the voting power of MGP’s shares. The Class B share structure was put in place to align MGM’s voting rights in MGP with its economic interest in the Operating Partnership. As further described under “Description of Shares—Shares—Voting Rights” in the accompanying prospectus, MGM will no longer be entitled to the voting rights provided by the Class B share if MGM and its controlled affiliates’ (excluding MGP and its subsidiaries) aggregate beneficial ownership of the combined economic interests in MGP and the Operating Partnership falls below 30%.

We generate all of our revenues by leasing our real estate properties pursuant to the master lease agreement with MGM (the “MGM-MGP Master Lease”), which requires the tenant to pay substantially all costs associated with each property, including real estate taxes, ground lease rent, insurance, utilities and routine maintenance, in addition to the base rent and the percentage rent.

As of the date of this prospectus supplement, our portfolio, including properties owned the MGP BREIT Venture, includes seven large-scale entertainment and gaming-related properties located on the Las Vegas Strip: Mandalay Bay, MGM Grand Las Vegas, The Mirage, Park MGM, New York-New York, Luxor and Excalibur, and The Park, a dining and entertainment district located between New York-New York and Park MGM. Outside of Las Vegas, we also own five market-leading casino resort properties: MGM Grand Detroit in Detroit, Michigan, Beau Rivage and Gold Strike Tunica, both of which are located in Mississippi, Borgata in Atlantic City, New Jersey, and MGM National Harbor in Prince George’s County, Maryland. We also own the casino properties of MGM Northfield Park in Northfield, Ohio and Empire City in Yonkers, New York. In the future, we plan to explore opportunities to expand by acquiring similar properties as well as strategically targeting a broader universe of real estate assets within the entertainment, hospitality and leisure industries. As of December 31, 2020, the portfolio collectively comprised approximately 32,400 hotel rooms, 1.6 million casino square footage, and 3.6 million square feet of convention space.

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2016, and intend to continue to qualify to do so. To qualify as a REIT, we must meet certain organizational, income, asset and distribution tests. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of our annual REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay taxes at the regular corporate income tax rates to the extent that it annually distributes less than 100% of its taxable income. We distributed 100% of our taxable income in the taxable year ended December 31, 2020 and expect to do so in future years.

Our principal offices are located at 1980 Festival Plaza Drive, Suite 750, Las Vegas, Nevada 89135, and our main telephone number is (702) 6691480. Our website is www.mgmgrowthproperties.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Shares” contained in the accompanying prospectus contains a more detailed description of the terms of the Class A shares.

Issuer	MGM Growth Properties LLC

Securities to be Offered	Class A shares with an aggregate gross sales price of up to $300,000,000.

The Class A shares offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the sales agents, acting as our sales agents or as principal, and borrowed Class A shares that may be offered and sold by the forward purchasers through their respective forward sellers. We will not initially receive any proceeds from any sale of borrowed Class A shares by a forward purchaser. For additional information, see “Plan of Distribution—Sales Through Forward Sellers” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds we receive from the issuance and sale by us of any Class A shares to or through the sales agents and any net proceeds we receive upon settlement of any forward sale agreements with the relevant forward purchasers for general corporate purposes, which could include, among other things, financing future acquisition or investment opportunities, working capital or to pay indebtedness, including any future revolver draws. See “Use of Proceeds” in this prospectus supplement for additional information.

Risk Factors	Investing in our Class A shares involves risks. Before deciding to invest in our Class A shares, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-6 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing	The Class A shares are listed on the NYSE under the symbol “MGP.”

Ownership and Transfer Restrictions	To assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, our operating agreement generally prohibits, among other prohibitions, any shareholder from beneficially or constructively owning more than 9.8% in value or in number, whichever is more restrictive, of any class of our shares (other than our Class B share), or 9.8% in value of the aggregate outstanding shares of all classes and series of our shares. See “Description of Shares—Restrictions on Ownership and Transfer of our Shares” beginning on page 18 of the accompanying prospectus.

Accounting Treatment of Forward Sales	Before the issuance of Class A shares, if any, upon settlement of the forward sale agreements (if we enter into any such agreements), we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our earnings per share calculation using the treasury stock method. Under this method, the number of Class A shares used in calculating diluted earnings per Class A share is deemed to be increased by the excess, if any, of the number of Class A shares that would be issued upon full physical settlement of any applicable forward sale agreement over the number of Class A shares that could be purchased by us in the market (based on the average market price of our Class A shares during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of Class A shares is above the adjusted forward sale price under any applicable forward sale agreement, subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable forward purchaser and subject to decrease by amounts related to expected quarterly dividends on our common stock during the term of such forward sale agreement. However, if we decide to physically settle or net share settle (to the extent we are obligated to deliver Class A shares) the applicable forward sale agreement, delivery of our shares to the forward purchaser upon any such physical settlement or net share settlement would result in dilution to our earnings per Class A share.

Conflicts of Interest

Affiliates of some or all of the sales agents are lenders under the Operating Partnership’s Revolving Credit Facility, and the sales agents and/or their respective affiliates may from time to time hold debt securities or other indebtedness of MGP, the Operating Partnership or other subsidiaries of MGP. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the sales agents or any of their respective affiliates, such sales agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser will attempt to borrow from third parties and sell, through the relevant sales agent, acting as forward seller, shares of our Class A shares to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed Class A shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either a sales agent or an affiliate of a sales agent. As a result, a sales agent or its affiliate will receive the net proceeds from any sale of borrowed Class A shares made in connection with any forward sale agreements. See “Plan of Distribution—Conflicts of Interest” and “Plan of Distribution—Other Relationships” in this prospectus supplement.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

RISK FACTORS

Before you decide to invest in the Class A shares, you should be aware that investment in the Class A shares carries various risks, including those described below, that could have a material adverse effect on our business, financial position, results of operations and cash flows. We urge you to carefully consider these risk factors, together with all of the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to invest in the Class A shares. In addition, we identify other factors that could affect our business in our and the Operating Partnership’s most recent combined Annual Report on Form 10-K (including any amendments thereto) and in our and the Operating Partnership’s other filings with the Commission, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus as described under “Incorporation of Certain Information by Reference.”

Risks Related to Our Class A Shares

The market price and trading volume of our shares may be volatile.

The market price of our Class A shares may be volatile. In addition, the trading volume in our Class A shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our Class A shares will not fluctuate or decline significantly in the future.

Some of these factors, many of which are beyond our control, could negatively affect the market price of our Class A shares or result in fluctuations in the price or trading volume of our Class A shares include:

•	actual or anticipated variations in our quarterly results of operations or distributions;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate or gaming industries;

•	changes in market interest rates that may cause purchasers of our shares to demand a different yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional debt we may incur in the future;

•	additions or departures of key personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community about our company or industry or the economy in general;

•	the occurrence of any of the other risk factors presented in our periodic reports;

•	general market and economic conditions; and

•	enactment of legislation that could materially reduce or eliminate the tax advantages of REITs.

Our cash available for distribution to shareholders may not be sufficient to make distributions at expected levels, and we may need to borrow in order to make such distributions, make such distributions in the form of shares or may not be able to make such distributions in full.

Distributions that we make are authorized and determined by MGP’s board of directors in its sole discretion out of funds legally available therefor. See “Dividend History of the Class A Shares.” While we anticipate maintaining relatively stable distribution(s) during each year, the amount, timing and frequency of distributions are at the sole discretion of MGP’s board of directors and will be declared based upon various factors, including, but not limited to: future taxable income, limitations contained in debt instruments, debt service requirements, operating cash inflows and outflows including capital expenditures and acquisitions, the distribution requirements for REITs under the Code, and other factors our board deems relevant and applicable law, and there can be no assurance that we will be able to make distributions to our unitholders and Class A shareholders or maintain our anticipated level of distributions over time.

Furthermore, if any tenant was unable to make rental payments under the applicable lease and MGM was unable to fulfill its obligations under its applicable guarantee, our ability to make distributions would be materially impaired. Consequently, there can be no assurance that we will ever be able to make distributions at the anticipated distribution rate or be able to maintain our anticipated distribution rate over time, and any change in our distribution policy could have a material adverse effect on the market price of our Class A shares. In addition, to the extent that we retain operating cash flow for investment purposes, working capital reserves or other purposes rather than distributing the cash flows to shareholders, these retained funds, while increasing the value of our underlying assets, may negatively impact the market price of MGP’s Class A shares. Our failure to meet market expectations with regard to future earnings and cash distributions could adversely affect the market price of MGP’s Class A shares.

For purposes of satisfying the minimum distribution requirement to qualify for and maintain REIT status, MGP’s taxable income will be calculated without reference to our cash flow. Consequently, under certain circumstances, we may not have available cash to pay our required distributions, and we may need to increase our borrowings in order to fund our intended distributions, or we may distribute a portion of our distributions in the form of MGP’s Class A shares, which could result in significant shareholder dilution, or in the form of our debt instruments. While the IRS has issued a revenue procedure treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes, no assurances can be provided that we would be able to structure such distributions in a manner that would meet the requirements of the revenue procedure. Therefore, it is unclear whether and to what extent we will be able to make taxable dividends payable in-kind. In addition, to the extent we were to make distributions that include MGP’s Class A shares or debt instruments, a Class A shareholder will be required to report dividend income as a result of such distributions even though we distributed no cash or only nominal amounts of cash to such Class A shareholder.

Future offerings of debt and/or preferred equity securities, which may be senior to our shares for purposes of distributions or upon liquidation, or of additional Class A shares, could adversely affect the market price of our Class A shares.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred shares. If a liquidation event were to occur, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our shares.

Additional equity offerings, including any future sales of Class A shares under the sales agreement or otherwise, may dilute the holdings of our existing shareholders or reduce the market price of our Class A shares, or both.

As of May 10, 2021, there were approximately 153.4 million Class A shares issued and entitled to vote. In addition, 0.25% of the Company’s authorized Class A shares are issued or issuable pursuant to stock option and employee benefit plans, and as of May 10, 2021, approximately 111.4 million Class A shares were convertible from Operating Partnership units held by MGM. Holders of our Class A shares are not entitled to preemptive rights or other protections against dilution. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our Class A shares. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our Class A shares and diluting their shareholdings in us.

Furthermore, we are not restricted from issuing additional Class A shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, Class A shares. The issuance of additional Class A shares will dilute the ownership interest of existing shareholders. Sales of a substantial number of Class A shares or other equity-related securities in the public market could depress the market value of the Class A shares, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of the Class A shares or other equity-related securities would have on the market price of the Class A shares.

Sales of the Class A shares in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur could cause the market price of the Class A shares to decline. The market price of the Class A shares also could decline as a result of sales of the Class A shares made after this offering or the perception that such sales could occur.

If securities or industry press or analysts cease covering our Class A shares, publish negative research or reports about our business, or if they change their recommendations regarding our Class A shares adversely, our Class A share price and trading volume could decline.

The trading market for our Class A shares may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our Class A shares, or if industry press publishes negative articles about our company, our Class A share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Class A share price or trading volume to decline.

Risks Related to this Offering

Settlement provisions contained in any forward sale agreement subject us to certain risks.

Each forward purchaser will have the right to accelerate the settlement of all or any portion of the shares underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient Class A shares have been made available for borrowing by securities lenders or (y) such forward purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on our Class A shares (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our Class A shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency, a delisting of our Class A shares or change in law); (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement); or (6) the trading price per Class A share falls below a specified threshold.

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver Class A shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of Class A shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our Class A shares in secondary market transactions over an unwind period to:

•

return Class A shares to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any Class A shares to be delivered by us to such forward purchaser, in the case of net share settlement); and, if applicable,

•	in the case of net share settlement, deliver Class A shares to us to the extent required upon settlement of such forward sale agreement.

The forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our Class A shares during the term of such forward sale agreement. If the federal funds rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In case of a cash or net share settlement if (i) the price of our Class A shares at which hedge unwind purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us the difference in cash (if we elect to cash settle) or deliver to us Class A shares having a market value equal to such difference (if we elect to net share settle); and (ii) if the price of our Class A shares at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of our Class A shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our Class A shares from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of Class A shares to such forward purchaser. See “Plan of Distribution—Sales Through Forward Sellers.”

In addition, the purchase of Class A shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our Class A shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

In certain bankruptcy or insolvency events, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of Class A shares.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if an appropriate regulatory or other authority takes similar action, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any Class A shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any Class A shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our Class A shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our Class A shares.

The sales agents, forward sellers and forward purchasers may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us.

If we sell any Class A shares under this prospectus supplement, we may use the net proceeds to repay a portion or all of the outstanding indebtedness under the Operating Partnership’s Revolving Credit Facility.

Affiliates of some of the sales agents, forward sellers and/or forward purchasers are lenders under the Operating Partnership’s Revolving Credit Facility and proceeds from this offering may be used to repay amounts outstanding thereunder. As a result, a portion or all of the net proceeds of any sale of shares of our Class A shares under this prospectus supplement may be received by these sales agents, forward sellers, forward purchasers and/or their affiliates. Because they may receive the net proceeds of any of these sales, these sales agents, forward sellers and forward purchasers may have an interest in these sales beyond the customary commissions they receive. This could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in connection with any sale of our Class A shares under this prospectus supplement.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of Class A shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any Class A shares under or fully utilize the sales agreement as a source of financing.

We intend to use the net proceeds we receive from the issuance and sale by us of any Class A shares to or through the sales agents and any net proceeds we receive upon settlement of any forward sale agreements with the relevant forward purchasers for general corporate purposes, which could include, among other things, financing future acquisition or investment opportunities, working capital or to repay indebtedness, including any future revolver draws.

As of the date of this prospectus supplement, affiliates of some or all of the sales agents are lenders and, in certain cases, agents under the Operating Partnership’s Revolving Credit Facility. In addition, affiliates of some or all of the sales agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of the Operating Partnership’s existing credit facilities, in each case that we, the Operating Partnership or other of our subsidiaries may enter into from time to time, and the sales agents and their respective affiliates may from time to time hold debt securities or other indebtedness of us, the Operating Partnership or other of our subsidiaries. As described above, any net proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used for general corporate purposes, which could include, among other things, financing future acquisition or investment opportunities, working capital or to repay indebtedness, including any future revolver draws. Because affiliates of some or all of the sales agents are lenders under the Operating Partnership’s existing Revolving Credit Facility, and may be lenders under future credit facilities entered into by us, the Operating Partnership or any other of our subsidiaries, to the extent that any net cash proceeds we receive from this offering or from settlement under any forward sale agreements are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreements are applied to pay any other indebtedness of us, the Operating Partnership or other of our subsidiaries that may be held by any of the sales agents or any of their respective affiliates, such sales agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness.

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser will attempt to borrow from third parties and sell, through the relevant sales agent, acting as its forward seller, Class A shares to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either a sales agent or an affiliate of a sales agent. As a result, a sales agent or its affiliate will receive the net proceeds from any sale of borrowed Class A shares made in connection with any forward sale agreements.

For additional information, see “Plan of Distribution—Conflicts of Interest” and “Plan of Distribution—Other Relationships.”

DIVIDEND HISTORY OF THE CLASS A SHARES

The Class A shares are traded on the NYSE under the symbol “MGP.”

MGP has declared cash dividends each quarter since the completion of MGP’s initial public offering. While we plan to continue to make quarterly dividends, the amount, declaration and payment of any future dividends will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and are dependent upon a number of factors, including restrictions under applicable law. If we have underestimated our cash available for distribution, we may need to increase the borrowings made by the Operating Partnership in order to fund our intended dividends. We expect that our dividends may exceed our net income under U.S. GAAP because of non-cash expenses included in net income. Notwithstanding the forgoing, the Operating Partnership’s credit agreement and the indentures governing the Operating Partnership’s senior notes restrict the Operating Partnership’s ability to make restricted payments, including to make distributions and pay dividends on or redeem or repurchase Operating Partnership units. These covenants are subject to a number of important exceptions and qualifications, including, with respect to the restricted payments covenant, the ability to make unlimited restricted payments to maintain the REIT status of MGP.

PLAN OF DISTRIBUTION

On April 30, 2019, we entered into a sales agreement (the “sales agreement”) with BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, a “sales agent” and, collectively, the “sales agents”) and the forward purchasers (as defined below) providing for the offer and sale of our Class A shares, having an aggregate gross sales price of up to $300,000,000, from time to time through the sales agents, acting as our sales agents or, if applicable, as forward sellers (as defined below), or directly to the sales agents acting as principals.

As of the date of this prospectus supplement, we have offered and sold Class A shares having an aggregate gross sales price of $182,340,329 through the date of this prospectus supplement pursuant to the Prior Prospectus. As a result of such prior sales, as of the date of this prospectus supplement, Class A shares having an aggregate gross sales price of up to $117,659,671 remain available for sale under the sales agreement pursuant to this prospectus supplement and the accompanying prospectus.

Sales of our Class A shares, if any, made through the sales agents, as our sales agents or as forward sellers pursuant to the sales agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the NYSE, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as we and any sales agent may agree.

The sales agreement contemplates that, in addition to the issuance and sale by us of Class A shares to or through the sales agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with BNP Paribas, Crédit Agricole Corporate and Investment Bank and The Bank of Nova Scotia or one of their respective affiliates (in such capacity, each a “forward purchaser” and, collectively, the “forward purchasers”). If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser will attempt to borrow from third parties and sell, through the relevant sales agent, acting as sales agent for such forward purchaser, Class A shares to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to a sales agent, when acting as sales agent for the relevant forward purchaser, as, individually, a “forward seller” and, collectively, the “forward sellers.” Each forward purchaser will be either one of the sales agents named in the first sentence of this paragraph or an affiliate of one of those sales agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any sales agent, the affiliate of such sales agent that is acting as forward purchaser or, if applicable, such sales agent acting in its capacity as forward purchaser. Only sales agents that are, or are affiliated with, forward purchasers will act as forward sellers.

None of the sales agents, whether acting as our sales agent or as forward seller, is required to sell any specific number or dollar amount of Class A shares but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the sales agreement, Class A shares on terms agreed upon by such sales agent, us and, in the case of Class A shares offered through such sales agent as forward seller, the relevant forward purchaser from time to time. The Class A shares offered and sold through the sales agents, as our sales agents or as forward sellers, pursuant to the sales agreement will be offered and sold through only one sales agent on any given day.

In no event will the aggregate gross sales price of Class A shares sold by us to or through the sales agents, acting as our sales agents or as principal, and by the forward purchasers through the applicable sales agents, acting as forward sellers in connection with any forward sale agreements, exceed $300,000,000.

We and the Operating Partnership have agreed to indemnify the sales agents and the forward purchasers against certain liabilities in connection with this offering, including liabilities under the Securities Act or to contribute to payments that the sales agents or the forward purchasers may be required to make in respect of those liabilities. We and the Operating Partnership have also agreed to reimburse the sales agents, under certain circumstances, for certain fees and expenses of their legal counsel in connection with the transactions contemplated by the sales agreement, including expenses of the sales agents in connection with FINRA compliance in an amount up to $10,000.

Each sales agent will provide written confirmation to us following the close of trading on the NYSE on each day in which Class A shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number of Class A shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

Unless otherwise set forth in a prospectus supplement, we will report at least quarterly the number of shares of Class A shares sold to or through the sales agents under the sales agreement during the relevant quarterly period and the aggregate net proceeds to us in connection with such sales, together with any other information we reasonably believe is required to comply with the Securities Act and the Exchange Act with respect to such sales.

We estimate that the total expenses payable by us in connection with the offering and sale of Class A shares pursuant to the sales agreement, including with respect to sales made under the Prior Prospectus, excluding commissions and discounts, will be up to $1.2 million. The remaining sales proceeds from the sale of any Class A shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our Class A shares offered by this prospectus supplement and the accompanying prospectus. However, as described below under “—Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of Class A shares borrowed by a forward purchaser and sold through the relevant sales agent, acting as forward seller.

The offering of Class A shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of Class A shares (including shares sold by us to or through the sales agents and borrowed shares sold through the sales agents, acting as forward sellers) having an aggregate gross sales price of $300,000,000 pursuant to the sales agreement and (2) the termination of the sales agreement by us or by the parties thereto by mutual agreement. Any sales agent or forward purchaser may also terminate the sales agreement but only with respect to itself.

If any sales agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other parties to the sales agreement and sales of our Class A shares under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.

Sales Through Sales Agents as our Sales Agents or to Sales Agents as Principal

Upon its acceptance of instructions from us, each sales agent has agreed to use its commercially reasonable efforts to sell Class A shares, as our sales agent, on the terms and subject to the conditions set forth in the sales agreement. We will instruct each sales agent as to the amount of Class A shares to be sold by it as our sales agent. We may instruct a sales agent not to sell our Class A shares as our sales agent if the sales cannot be effected at or above a price designated by us. We or any sales agent may at any time immediately suspend the offering of Class A shares through such sales agent, as our sales agent, upon notice to the other party.

The applicable sales agent will provide written confirmation to us following the close of trading on the NYSE on each day on which Class A shares are sold through such sales agent, as our sales agent, under the sales agreement. Each confirmation will include the number of Class A shares sold on that day, the gross sales price per share, the aggregate gross sales price of the Class A shares sold, the net proceeds and the compensation payable by us to such sales agent in connection with such sales of our Class A shares.

We will pay the applicable sales agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of our Class A shares sold through such sales agent, as our sales agent, under the sales agreement. We may also agree with any sales agent, acting as our sales agent, to sell Class A shares other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act, and for which we may agree to pay such sales agent a commission that may exceed 2.0% of the gross sales price per share of our Class A shares sold.

Under the terms of the sales agreement, we may also sell Class A shares to one or more of the sales agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the sales agents as principal, we will enter into a separate terms agreement with such sales agent or sales agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to a sales agent as principal, we may agree to pay the applicable sales agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of Class A shares sold to such sales agent, as principal. None of the sales agents has any obligation to purchase Class A shares from us and may elect whether or not to do so in its sole and absolute discretion.

We expect that settlement for sales of our Class A shares through a sales agent, acting as our sales agent, or to a sales agent, acting as principal, will occur on the second business day (or on such other date as may be agreed upon by us and such sales agent) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of each sales agent under the sales agreement are subject to a number of conditions, which such sales agent may waive in its sole and absolute discretion.

Sales Through Forward Sellers

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser will attempt to borrow from third parties and sell, through the relevant sales agent, acting as sales agent for such forward purchaser (i.e., as forward seller), Class A shares to hedge such forward purchaser’s exposure under such forward sale agreement.

In connection with any forward sale agreement and our instructions accepted by the relevant forward purchaser and sales agent as forward seller (as such instructions may have been modified upon mutual consent of the forward purchaser, sales agent as forward seller and us), such forward purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell through the relevant sales agent as forward seller the applicable Class A shares to hedge the forward purchaser’s exposure under the relevant forward sale agreement, and such sales agent as forward seller will use its commercially reasonable efforts to sell such Class A shares, on the terms and subject to the conditions set forth in the sales agreement and the relevant forward sale agreement. We will instruct such sales agent as to the target amount of Class A shares to be sold by it as forward seller and may also instruct such sales agent not to sell such Class A shares if the sales cannot be effected at or above a price designated by us. We or the applicable sales agent as forward seller may at any time immediately suspend the offering of Class A shares through such sales agent, as forward seller, upon notice to the other party.

In connection with each forward sale agreement, we will pay the applicable sales agent a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the actual sales execution price per share of the borrowed Class A shares sold through such sales agent, acting as forward seller, during the applicable forward hedge selling period for such shares (subject to certain possible adjustments to such execution price for daily accruals and any expected quarterly dividends having an “ex-dividend” date during such forward hedge selling period). We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement between a forward purchaser and the relevant sales agent, as forward seller, for sales of borrowed Class A shares, as well as settlement between such sales agent and buyers of such shares in the market, will occur on the second business day (or such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made. There is no arrangement for funds to be received by such forward purchaser or forward seller in escrow, trust or similar arrangement. The obligations of a forward purchaser and a sales agent, acting as forward seller, under the sales agreement are subject to a number of conditions.

Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the forward purchaser party thereto a specified number of Class A shares on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed Class A shares were sold by the relevant sales agent, acting as forward seller, during the applicable forward hedge selling period in accordance with the sales agreement to hedge the relevant forward purchaser’s exposure under such forward sale agreement (subject to certain adjustments to such volume-weighted average of the sales prices on a daily basis based on a floating interest rate factor and for any expected quarterly dividends having an “ex-dividend” date during such forward hedge selling period). We will not initially receive any proceeds from any sale of borrowed Class A shares through a sales agent, acting as forward seller, and all of such proceeds will be paid to the relevant forward purchaser (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although, as discussed below, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect to physically settle any forward sale agreement (or physical settlement is otherwise applicable), at settlement, we will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement on the relevant settlement date and (2) the number of Class A shares as to which we have elected physical settlement (or to which physical settlement otherwise applies), subject to the provisions of such forward sale agreement. The forward price is based on the initial forward price, as adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, to be agreed upon by the Company and the forward purchaser under the applicable forward sale agreement, and subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our Class A shares during the term of such forward sale agreement. The resulting price after such adjustments and reductions is the forward price on the relevant settlement date. If the federal funds rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. The forward price is subject to a floor of $0.01 per share.

We expect that, before any issuance of Class A shares upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of Class A shares used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the Class A shares subject to such forward sale agreement, subject to certain exceptions pursuant to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase Class A shares in secondary market transactions over an unwind period so as to:

•

return Class A shares to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any Class A shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver Class A shares to us to the extent required upon settlement of such forward sale agreement.

In general terms and subject to a particular forward sale agreement: (1) if the weighted average price of our Class A shares at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us Class A shares having a market value equal to such difference (if we elect to net share settle); (2) if the weighted average price of our Class A shares at which these purchases are made by such forward purchaser (or its affiliate) exceeds the relevant forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of Class A shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of Class A shares from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of Class A shares to such forward purchaser.

In addition, the purchase of our Class A shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our Class A shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

Each forward purchaser will have the right to accelerate the settlement of the shares underlying any forward sale agreement (except with respect to (x) events specified in (1) and (3) below, where accelerated settlement covers the portion of shares whose settlement would address the relevant event or that is affected by the relevant event, plus a de minimis number of additional shares, and (y) certain other circumstances related to the unwinding of the forward purchaser’s or its affiliates’ hedge positions) that it enters into with us and require us to physically settle such shares on a date specified by such forward purchaser if, among other events;

(1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient Class A shares have been made available for borrowing by securities lenders or (y) such forward purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold;

(2) we declare any distribution, issue or dividend on our Class A shares (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our Class A shares), rights, warrants or other assets for payment at less than the prevailing market price;

(3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded;

(4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency, a delisting of our Class A shares or change in law);

(5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement); or

(6) the trading price per Class A share falls below a specified threshold.

A forward purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver Class A shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any Class A shares pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Conflicts of Interest

As of the date of this prospectus supplement, affiliates of some or all of the sales agents are lenders under the Operating Partnership’s Revolving Credit Facility, and the sales agents and/or their respective affiliates may from time to time hold debt securities or other indebtedness of MGP, the Operating Partnership or other subsidiaries of MGP. In addition, affiliates of some or all of the sales agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of the Operating Partnership’s existing credit facilities, in each case, that we, the Operating Partnership or other of our subsidiaries may enter into from time to time, and the sales agents and their respective affiliates may from time to time hold debt securities or other indebtedness of us, the Operating Partnership or other of our subsidiaries. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the sales agents or any of their respective affiliates, such sales agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable.

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser will attempt to borrow from third parties and sell, through the relevant sales agent, acting as forward seller, Class A shares to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either a sales agent or an affiliate of a sales agent. As a result, a sales agent or its affiliate will receive the net proceeds from any sale of borrowed Class A shares made in connection with any forward sale agreements.

Other Relationships

The sales agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospects or other material or advertisements relating to us or the offering of the Class A shares, where action for that purpose is required. Accordingly, the Class A shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospects or other material or advertisements in connection with the offering of the Class A shares may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Listing on the NYSE

Our Class A Shares are listed under the NYSE and trade under the symbol “MGP.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares is Computershare Trust Company, N.A. The principal business address of the transfer agent and registrar is 480 Washington Blvd., Jersey City, New Jersey 07310.

LEGAL MATTERS

Certain legal matters, including the validity of shares offered hereby, will be passed upon for us by Milbank LLP. Weil, Gotshal & Manges LLP has also represented us with respect to tax matters. Certain legal matters in connection with this offering will be passed upon for the sales agents, forward sellers and forward purchasers by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The financial statements and the related financial statement schedule of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP incorporated herein by reference from the Combined Annual Report on Form 10-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP for the year ended December 31, 2020 and the effectiveness of MGM Growth Properties LLC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents and reports filed with the Commission:

•	The Combined Annual Report on Form 10-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP for the year ended December 31, 2020, filed on February 23, 2021;

•	The Combined Quarterly Report on Form 10-Q of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP for the quarter ended March 31, 2021, filed on April 30, 2021;

•	The Proxy Statement on Schedule 14A of MGM Growth Properties LLC filed on March 26, 2021;

•	The Combined Current Reports on Form 8-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP filed on March 10, 2021, March 15, 2021 and April 15, 2021; and

•	The description of our Class A shares contained in our Registration Statement on Form 8-A filed with the Commission on April 11, 2016.

All documents and reports filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and on or before the time that our offering of the securities covered by this prospectus supplement is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report that is deemed to have been furnished and not filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS

MGM Growth Properties LLC

Class A Shares

Preferred Shares

Depositary Shares

Warrants

We and the selling securityholders identified in any prospectus supplement may, from time to time, offer to sell Class A shares representing limited liability company interests (the “Class A shares”), preferred shares representing limited liability company interests (the “preferred shares”), depositary shares representing fractional or multiple preferred shares, or warrants to purchase our Class A shares or preferred shares. Our Class A shares are listed and traded on the New York Stock Exchange under the symbol “MGP.”

We may offer the securities separately or together, in multiple series, in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. This prospectus may also be used for offers of Class A shares by limited partners of MGM Growth Properties Operating Partnership LP who are issued Class A Shares in exchange for common units of limited partnership interest (“Operating Partnership units”) in MGM Growth Properties Operating Partnership LP or to cover the resale of securities by one or more selling securityholders. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “ Risk Factors ” on page 7 of this prospectus.

This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 1980 Festival Plaza Drive, Suite 750, Las Vegas, Nevada 89135. Our telephone number is (702) 669-1480.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Maryland Lottery and Gaming Control Commission, the New York State Gaming Commission, the Ohio State Racing Commission, the Ohio Lottery Commission, nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

The date of this prospectus is May 18, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement, will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” “the company,” the “Company” or “MGP” are to MGM Growth Properties LLC and its consolidated subsidiaries, including MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). MGM Growth Properties Operating Partnership LP is the entity through which MGP conducts substantially all of its business and owns substantially all of its assets. In addition, we sometimes refer to MGM Growth Properties Operating Partnership LP as the “Operating Partnership.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In particular, statements pertaining to our capital resources and the amount and frequency of future distributions contain forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the anticipated degree to which the COVID-19 pandemic will impact our results of operations, our expectations regarding our future liquidity position and the liquidity position of our tenant, the timing and amount of any future dividends and our ability to further grow our portfolio. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	The fact that all of our properties are currently closed to the public and we are unable to predict when such properties will re-open.

•

We are dependent on MGM Resorts International (including its subsidiaries, “MGM”) unless and until we substantially diversify our portfolio, and an event that has a significant adverse effect on MGM’s business, financial position or results of operations (including the most recent COVID-19 pandemic and the resulting closures of MGM’s domestic properties) could have a material adverse effect on our business, financial position or results of operations.

•	We depend on our properties leased to MGM for substantially all of our anticipated cash flows (including the properties held by the MGP BREIT Venture (as defined herein)).

•	We, or the MGP BREIT Venture, as applicable, may not be able to re-lease the properties following the expiration or termination of the lease.

•

MGP’s sole material assets are Operating Partnership units representing 39.4% of the ownership interests in the Operating Partnership, as of March 31, 2020, over which we have operating control through our ownership of its general partner, and our ownership interest in the general partner of the Operating Partnership.

•	Our ability to sell our properties is restricted by the terms of the leases or may otherwise be limited.

•	We will have future capital needs and may not be able to obtain additional financing on acceptable terms.

•	Covenants in our debt agreements may limit our operational flexibility, and a covenant breach or default could materially adversely affect our business, financial position or results of operations.

•	Rising expenses could reduce cash flow and funds available for future acquisitions and distributions.

•	We are dependent on the gaming industry and may be susceptible to the risks associated with it, which could materially adversely affect our business, financial position or results of operations.

•	Because a significant number of our major gaming resorts are concentrated on the Las Vegas Strip, we are subject to greater risks than a company that is more geographically diversified.

•	Our pursuit of investments in, and acquisitions or development of, additional properties (including our rights of first offer with respect to MGM Springfield and with respect to any future gaming developments by MGM on the undeveloped land adjacent to Empire City) may be unsuccessful or fail to meet our expectations.

•

We may face extensive regulation from gaming and other regulatory authorities, and our operating agreement provides that any of our shares held by investors who are found to be unsuitable by state gaming regulatory authorities are subject to redemption.

•	Required regulatory approvals can delay or prohibit future leases or transfers of our gaming properties, which could result in periods in which we are unable to receive rent for such properties.

•	Net leases may not result in fair market lease rates over time, which could negatively impact our income and reduce the amount of funds available to make distributions to shareholders.

•	Our dividend yield could be reduced if we were to sell any of our properties in the future.

•	There can be no assurance that we will be able to make distributions to our Operating Partnership unitholders and Class A shareholders or maintain our anticipated level of distributions over time.

•	An increase in market interest rates could increase our interest costs on existing and future debt and could adversely affect the price of our Class A shares.

•	We are controlled by MGM, whose interests in our business may conflict with ours or yours.

•	We are dependent on MGM for the provision of administration services to our operations and assets.

•	MGM’s historical results may not be a reliable indicator of its future results.

•	Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our directors, officers and others.

•	If MGM engages in the same type of business we conduct, our ability to successfully operate and expand our business may be hampered.

•

The MGM-MGP Master Lease (as defined herein) and other agreements governing our relationship with MGM were not negotiated on an arm’s-length basis and the terms of those agreements may be less favorable to us than they might otherwise have been in an arm’s-length transaction.

•

In the event of a bankruptcy of the MGM-MGP Master Lease’s tenant, a bankruptcy court may determine that the MGM-MGP Master Lease is not a single lease but rather multiple severable leases, each of which can be assumed or rejected independently, in which case underperforming leases related to properties we own that are subject to the MGM-MGP Master Lease could be rejected by the tenant while tenant-favorable leases are allowed to remain in place.

•	MGM may undergo a change of control without the consent of us or of our shareholders.

•

If we or the MGP BREIT Venture fail to remain qualified to be taxed as a REIT, we or it will be subject to U.S. federal income tax as a regular corporation and could face a substantial tax liability, which would have an adverse effect on our business, financial condition and results of operations.

•	Legislative or other actions affecting REITs could have a negative effect on us.

•

The anticipated benefits of our prior, anticipated and future investments and acquisitions, including our investment in the MGP BREIT Venture, may not be realized fully and may take longer to realize than expected.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our most recently filed Annual Report on Form 10-K in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

MGP is one of the leading publicly traded REITs engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose tenant generally offers diverse amenities including casino gaming, hotel, convention, dining, entertainment and retail amenities.

MGP is a limited liability company that was formed in Delaware in October 2015. MGP conducts its operations through the Operating Partnership, a Delaware limited partnership formed in January 2016, which became a subsidiary of MGP in April 2016. We elected to be treated as a real estate investment trust (“REIT”) commencing with its taxable year ended December 31, 2016.

We generate all of our revenues by leasing our real estate properties pursuant to the master lease agreement with MGM (the “MGM-MGP Master Lease”) which requires the tenant to pay substantially all costs associated with each property, including real estate taxes, ground lease rent, insurance, utilities and routine maintenance, in addition to the base rent and the percentage rent, each as described below. The lease has an initial lease term of ten years (other than with respect to MGM National Harbor, whose initial lease term ends on August 31, 2024) with the potential to extend the term for four additional five-year terms thereafter at the option of the tenant. Base rent and percentage rent that are known at the lease commencement date will be recorded on a straight-line basis over 30 years, which represents the initial ten-year non-cancelable lease term and all four five-year renewal terms under the lease, as we have determined such renewal terms to be reasonably certain. In addition, the Operating Partnership owns a 50.1% interest in a joint venture entity, with a subsidiary of Blackstone Real Estate Income Trust, Inc. owning the remaining 49.9% (the “MGP BREIT Venture”). The MGP BREIT Venture entered into a lease with a subsidiary of MGM for the real estate assets of Mandalay Bay and MGM Grand Las Vegas providing for a term of thirty years with two ten-year renewal options, fixed annual escalators, minimum capital expenditure requirements and for the tenant and MGM to comply with certain financial covenants. MGM provides a guarantee of the obligations under both leases.

Additionally, we expect to grow our portfolio through acquisitions with third parties and with MGM. In pursuing external growth initiatives, we will generally seek to acquire properties that can generate stable rental revenue through long-term, triple-net leases with tenants with established operating histories, and we will consider various factors when evaluating acquisitions.

As of March 31, 2020, our portfolio, including properties owned by the MGP BREIT Venture, consisted of twelve premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, Ohio, Empire Resort Casino in Yonkers, New York, as well as a retail and entertainment district, The Park in Las Vegas.

Our corporate office is located at 1980 Festival Plaza Drive, Suite 750 in Las Vegas, Nevada and our phone number is (702) 669-1480. Our website address is http://www.mgmgrowthproperties.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, capital expenditures, or the acquisition, development, redevelopment or improvement of properties, subject to the terms of our senior credit facility, senior notes and our other indebtedness. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF SHARES

The following is a summary of some of the terms of our Class A shares and preferred shares being registered hereby. Our Amended and Restated Limited Liability Company Agreement, effective April 18, 2016 (as amended to date, the “operating agreement”), provides for the issuance of our Class A shares, a single Class B share and preferred shares, as well as certain terms of our shares. The summaries and descriptions below of some of the terms of our Class A shares, our preferred shares, our operating agreement and certain provisions of the Limited Liability Company Act of Delaware (the “Delaware LLC Act”) do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of our operating agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Delaware LLC Act.

General

Our operating agreement provides that we have three classes of shares authorized: Class A shares, which are entitled to one vote per share; a single Class B share, which is entitled to a number of votes representing a majority of the total outstanding voting power of our common shares; and preferred shares. Pursuant to the terms of our operating agreement, we are authorized to issue up to 1,000,000,000 Class A shares, one Class B share and 100,000,000 preferred shares. Our Class A shares are traded on the New York Stock Exchange under the symbol “MGP.” As of May 1, 2020, there were 131,417,065 Class A shares, one Class B share, and no preferred shares issued and outstanding. All of the outstanding shares are validly issued, and holders of our outstanding shares have no obligation to make any further payments for the purchase of such shares or contributions to us solely by reason of their ownership of our shares.

Shares

Voting Rights

Subject to the restrictions contained in our operating agreement regarding the transfer and ownership of our Class A shares and except as may otherwise be specified in the terms of any class or series of shares, our Class A shareholders are entitled to one vote per share and our Class B shareholder is entitled to a number of votes representing a majority of the total outstanding voting power of our common shares. Specifically, the holder of our Class B share, in such holder’s capacity as a holder of the Class B share, will be entitled to a number of votes (rounded up to the nearest whole number) equal to the product of (x) the number of votes held by holders of Class A shares plus any other class of shares (other than the Class B share), in each case, outstanding as of any applicable record date, multiplied by (y) 1.025. If the holder of the Class B share and its controlled affiliates’ (excluding us and our subsidiaries) aggregate beneficial ownership of the combined economic interests in MGP and the Operating Partnership falls below 30%, the Class B share will not be entitled to any voting rights. Class A shareholders and the Class B shareholder will vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our operating agreement. To the extent that the Class B share is entitled to majority voting power pursuant to our operating agreement, the Class B share may only be transferred (other than transfers to us, MGM or the holder of the Class B share’s controlled affiliates) if and to the extent that such transfer is approved by special approval by the conflicts committee, not to be unreasonably withheld. When determining whether to grant such approval, the conflicts committee must take into account the interests of our Class A shareholders and us ahead of the interests of the holder of the Class B share.

Our shareholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority of the voting power of the outstanding voting shares present in person or represented by proxy, voting together as a single class.

Distribution Rights

Subject to the preferential or other rights of any holders of preferred shares then outstanding, and subject to the restrictions contained in our operating agreement regarding the transfer and ownership of our shares, our Class A shareholders are entitled to receive any distributions that our board of directors may declare from time to time, and share ratably (based on the number of shares held) if and when any distribution is declared by our board of directors. Our Class B shareholder does not have any right to receive distributions.

Distributions consisting of shares or rights to acquire Class A shares shall be paid proportionally with respect to each outstanding Class A share.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding up, our Class A shareholders are entitled to a pro rata distribution of any assets available for distribution to shareholders, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding preferred shares. Our Class B shareholder does not have any right to receive a distribution upon a liquidation, dissolution or winding-up.

Other Matters

Our Class A shares and Class B share are not convertible into any other class of shares. None of our Class A shares or the Class B share have preemptive rights to purchase additional shares.

Registration Rights Agreement with MGM

We have entered into a registration rights agreement with the operating and other subsidiaries of MGM that hold Operating Partnership units. Pursuant to the registration rights agreement, MGM will have the right to require us to effect a registration statement to register the issuance and resale of Class A shares upon exchange of Operating Partnership Units beneficially owned by MGM. The registration rights agreement also provides for, among other things, demand registration rights and piggyback registration rights for the operating and other subsidiaries of MGM that hold Operating Partnership units.

Preferred Shares

Our operating agreement authorizes our board of directors to designate and issue one or more classes or series of preferred shares without shareholder approval, except as required by the listing standards of the New York Stock Exchange. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred shares so issued. Any series of preferred shares we issue will be governed by our operating agreement (as amended and in effect as of the date of such issuance). As of the date of this prospectus, there are no preferred shares currently issued and outstanding. The specific terms of any series of preferred shares offered hereunder will be described in the applicable prospectus supplement.

The authority of our board of directors with respect to each series of preferred shares includes, but is not limited to, the determination of the following:

•	the right to share in MGP distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative;

•	rights upon dissolution and liquidation of MGP;

•	whether, and the terms and conditions upon which, we may redeem such preferred shares;

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whether the shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	the terms and conditions upon which the shares will be issued, evidenced by certificates and assigned or transferred;

•	the method for determining the percentage interest as to the shares;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the same class or series;

•	whether there will be restrictions on the issuance of shares of the same class or series or any other class or series; and

•	the right, if any, of the holder of each such share to vote on MGP company matters, including matters relating to the relative rights, preferences and privileges of such shares.

Our board of directors may therefore, without shareholder approval, issue preferred shares with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of Class A shares. Preferred shares could be issued quickly with terms calculated to delay, defer, or prevent a change of control or other corporate action, or make removal of management more difficult. See “—Operating Agreement—Provisions in the Operating Agreement that may have an Anti-Takeover Effect” for a discussion of other terms of our operating agreement that may delay, defer or prevent a change of control. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our Class A shares and may adversely affect the voting and other rights of the holders of our Class A shares.

Operating Agreement

Organization and Duration

We were formed in Delaware on October 23, 2015, and will remain in existence unless dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by our board of directors, in its sole and absolute discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware LLC Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate in furtherance of the foregoing, including the making of capital contributions or loans to a subsidiary of the Company, except that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT for U.S. federal income tax purposes, unless the board of directors shall have determined pursuant to our operating agreement that it is no longer in the best interests of the Company to attempt to, or to continue to, qualify as a REIT.

Transfers and Issuances; Agreement to be Bound

Our operating agreement provides that, by acceptance of the transfer of our shares in accordance with our operating agreement, including the acceptance of our shares in this offering, pursuant to a future issuance of shares or through an acquisition of shares, each transferee of, or other person acquiring, shares shall be admitted as a member with respect to the shares transferred or issued when such transfer, issuance or admission is reflected in our books and records, and such member shall become the record holder of the shares transferred or issued. Each transferee of, or other person acquiring, a share will (with or without execution of our operating agreement by such person):

•	represent that the transferee has the capacity, power and authority to enter into our operating agreement;

•	automatically become bound by the terms and conditions of, and will be deemed to have agreed to become bound by, our operating agreement; and

•	make the consents, acknowledgements and waivers contained in our operating agreement.

A transferee will become a member of our limited liability company with respect to the transferred or issued shares automatically upon the recording of the transfer on our books and records, and such transferee shall become the record holder of the shares.

Under our operating agreement, in the event that a transfer agent has been appointed with respect to a class of shares, we will be entitled to recognize the applicable record holder of a share as the owner of such share and, accordingly, we will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, regardless of whether we have notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed or admitted for trading. When a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding shares, as between us, on the one hand, and such other person, on the other hand, such representative person will be the record holder of such share and bound by our operating agreement and will have the rights and obligations of a shareholder thereunder as, and to the extent, provided therein.

Directors and Officers

Our operating agreement provides that our business and affairs shall be managed by or under the direction of our board of directors, which shall have the power to appoint our officers.

Disclaimer of Fiduciary Duties

Our operating agreement provides that our board of directors will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us and will not be subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Indemnification

Under our operating agreement, in most circumstances, we will indemnify the following persons, by reason of their status as such, to the fullest extent permitted by law, from and against all losses, claims or damages arising out of or incurred in connection with our business:

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any person who is or was a manager, managing member, officer, director, agent, tax matters partner, fiduciary or trustee of our company or our subsidiaries, or any affiliate of our company or our subsidiaries;

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any person who is or was serving at the request of our company or our board of directors a manager, managing member, officer, director, agent, tax matters partner, fiduciary or trustee of another person (other than a person who is providing, on a fee-for-services basis, trustee, fiduciary or custodial services); and

•	any person whom the board of directors designates as an indemnitee for purposes of our operating agreement.

Our indemnification obligation arises only if the indemnified person did not act in bad faith or engage in fraud, willful misconduct or, in the case of a criminal matter, acted without knowledge that the indemnified person’s conduct was unlawful.

Any indemnification under these provisions will be only out of our assets. Our operating agreement permits us to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

Manner of Voting at Shareholder Meetings and Election of Members of Our Board of Directors

Generally, at all meetings of shareholders, all questions, except certain amendments to our operating agreement, the election of directors, and all such other questions, the manner of deciding of which is specially regulated by any applicable law or regulation, shall be determined by the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting shares present in person or represented by proxy. Unless otherwise provided by law or our operating agreement, a quorum for the transaction of business at all meetings of shareholders shall be comprised of the holders of at least a majority of the voting power of the outstanding voting shares of the class or classes of shares for which a meeting has been called, present in person or represented by proxy.

Each director shall be elected by a “majority of votes cast” (as defined herein) to hold office until the next annual meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the board of directors, the number of nominees exceeds the number of directors to be elected. A “majority of votes cast” means that the number of votes properly cast “for” a director nominee exceeds the number of votes properly cast “against” and/or “withheld” with respect to such director nominee. Abstentions and broker non-votes do not count as votes “against” and have no effect with respect to the election of directors. Voting for the election of directors shall be by ballot. All other voting shall be viva voce, unless otherwise provided by law, the chairman of the board of directors or our operating agreement.

Removal of and Resignation by Members of Our Board of Directors

A director may be removed with or without cause only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting shares. Additionally, a director may resign at any time by giving written notice of such director’s resignation to the board of directors. Any vacancy in the board of directors caused by any such removal or resignation will be filled by a majority of the remaining directors then in office (even if less than a quorum) or by the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting shares.

Effective March 14, 2019, our board of directors approved a modification to the director resignation policies under our “Corporate Governance Guidelines.” Under the new policy, directors are required to tender irrevocable letters of resignation in connection with their election to the board, which will automatically become effective upon a director’s failure to receive the requisite votes required for re-election at our annual shareholder meeting at the end of their term or if such director experiences a substantial change in the their principal occupation or business (including if the director ceases to be employed by or serve on the board of directors of MGM and which change must promptly be noticed to the board of directors) and, in either case, the determination by the board of directors (other than the resigning director) to accept the director’s resignation. Existing directors are also required to tender their irrevocable letters of resignation in accordance with the new policy.

Shareholder Meetings

The annual meeting of shareholders for the election of directors and the transaction of other business shall be held on such date and at such time as may be determined by resolution of the board of directors. In addition, our operating agreement provides that a special meeting of shareholders may be called by our chairman, a majority of our directors, the holders of at least a majority of the voting power of the outstanding voting shares or resolution of the board of directors.

Advance Notice of Nominations and Shareholder Business

Our operating agreement establishes advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meeting of our shareholders. Specifically, the shareholder must deliver notice to the Company secretary not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting (except in certain circumstances).

Applicable Law; Forum, Venue and Jurisdiction

Our operating agreement is governed by Delaware law. Our operating agreement requires that, unless we (through the approval of our board of directors) consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any claims, suits, actions or proceedings:

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arising out of or relating in any way to our operating agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our operating agreement or the duties, obligations or liabilities among shareholders or of shareholders to us, or the rights or powers of, or restrictions on, the shareholders or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a duty owed by any of our directors, officers or other employees to us or any indemnitee;

•	asserting a claim arising pursuant to any provision of the Delaware LLC Act; or

•	asserting a claim governed by the internal affairs doctrine,

regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. However, if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, such claims, suits, actions or proceedings may be brought in another state or federal court sitting in the State of Delaware. By acquiring or purchasing a share, a shareholder is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Issuance of Additional Securities

Our operating agreement authorizes us, and our board of directors on our behalf, to issue additional company securities for such consideration or for no consideration and on the terms and conditions determined by our board of directors without shareholder approval except as required by the listing standards of the New York Stock Exchange.

Holders of any additional shares we issue (including any preferred shares registered hereby) will have such designations, preferences, rights, powers and duties as fixed by our board of directors, which may be junior, equivalent to or senior or superior to any existing classes of shares, including the right to share in (and other relevant details regarding) our distributions, rights upon dissolution and liquidation of our limited liability company, the terms and conditions upon which we may redeem such shares, whether such shares are issued with (and the particular details regarding) the privilege of conversion or exchange, the terms and conditions upon which such shares may be issued, evidenced by certificates and assigned or transferred, the method for determining the percentage interests as to such shares, the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the same class or series, whether there will be restrictions on the issuance of shares of the same (or any other) class or series and the right, if any, of the holder of each such share to vote on our matters (including matters relating to the relative rights, preferences and privileges of such shares). Except as provided in our operating agreement (including any share designation), no shares entitle any shareholder to any preemptive, preferential or similar rights with respect to the issuance of shares.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by our board of directors. However, our board of directors will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our shareholders, including any duty to act in good faith or in the best interests of us or our shareholders. To adopt a proposed amendment, other than the amendments discussed under “—Operating Agreement—Amendment of Our Operating Agreement—No Shareholder Approval,” our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of the shareholders to consider and vote upon the proposed amendment.

Prohibited Amendments. No amendment may be made that would enlarge the obligations of any shareholder without its consent, unless approved by at least a majority of the type or class of operating interests so affected, except that to the extent any such amendments enlarge the obligations of the holders of the Class A shares or Class B share, the Class A shares and the Class B share shall vote together as a single class. The provision of our operating agreement preventing the amendments having the effects described above can be amended upon the approval of the holders of at least 90% of the outstanding shares voting together as a single class.

No Shareholder Approval. Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or registered office;

•	the admission, substitution, withdrawal or removal of members in accordance with our operating agreement;

•	any amendment to certain provisions related to our board of directors, our officers and shareholder meetings;

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a change that our board of directors determines to be necessary or appropriate for us to qualify us or continue our qualification as a limited liability company or other entity in which the shareholders have limited liability under the laws of any state;

•	a change in our fiscal year or taxable year and related changes;

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an amendment that is necessary, in the opinion of our counsel, to prevent us or our directors, officers, agents or trustees from in any manner being subject to the provisions of the Investment Company Act of 1940 (the “Investment Company Act”), the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or “ERISA,” whether or not substantially similar to plan asset regulations currently applied or proposed;

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an amendment that our board of directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of shares, or options, warrants, rights or appreciation rights relating to any company securities;

•	an amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;

•	any amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our operating agreement;

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any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

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conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendment substantially similar to any of the matters described above.

In addition, our board of directors may amend our operating agreement, without the approval of the shareholders, if our board determines that those amendments:

•	do not adversely affect the shareholders (including any particular class of shares as compared to other classes of shares) in any material respect;

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are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of shares (including the division of any class or classes of outstanding shares into different classes to facilitate uniformity of tax consequences within such classes of shares) or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which the shares are or will be listed or admitted to trading;

•	are necessary or appropriate to implement the tax-related provisions of our operating agreement; or

•	are required to effect the intent expressed in this Registration Statement or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Shareholder Approval. For amendments of the type not requiring shareholder approval, our board of directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to our shareholders. No other amendments to our operating agreement will become effective without the approval of holders of at least 90% of the voting power of the outstanding voting shares if our board of directors determines that such amendment will affect the limited liability of any shareholder under Delaware law.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding shares in relation to other classes of shares will require the approval of at least a majority of the type or class of shares so affected except that the Class A shares and Class B share shall vote together as a single class on all matters, including any such amendments. Except as provided below under the caption “—Provisions in the Operating Agreement that may have an Anti-Takeover Effect” or to change the vote required to approve an amendment to our operating agreement, any other amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of shareholders whose aggregate outstanding shares constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Our Assets

A merger, consolidation or conversion of us requires the prior approval of our board of directors. However, our board of directors will have no duty or obligation to approve any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the shareholders, including any duty to act in good faith or any other standard imposed by our operating agreement, the Delaware LLC Act or applicable law. In addition, our operating agreement generally prohibits the Company and our board of directors, without the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting shares, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. The Company and our board of directors may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting shares. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our board of directors may consummate any merger, consolidation or conversion without the prior approval of our shareholders if we are the surviving entity in the transaction, our board of directors has received an opinion of counsel that the conversion, merger or conveyance would not result in the loss of the limited liability of any shareholder as compared to its limited liability under the Delaware LLC Act, the transaction will not result in an amendment to our operating agreement (other than an amendment that the board of directors could adopt without the consent of the shareholders), each of our shares will be an identical share of our company following the transaction and the number of company securities to be issued does not exceed 20% of our outstanding company securities immediately prior to the transaction.

If the conditions specified in our operating agreement are satisfied, our board of directors may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity that shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or its subsidiaries if the purpose of that conversion, merger or conveyance is to effect a change in our legal form into another limited liability entity, our board of directors has received an opinion of counsel regarding limited liability and tax matters and our board of directors determines that the governing instruments of the new entity provide the shareholders with substantially the same rights and obligations as contained in our operating agreement. The shareholders are not entitled to dissenters’ rights of appraisal under our operating agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding voting shares; (2) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware LLC Act; or (3) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

Some of the provisions in the operating agreement described above could make it more difficult or impossible for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•	the majority voting rights attributed to our Class B share;

•	that any merger, consolidation, conversion, sale or other disposition of our assets requires approval of our board of directors;

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requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of our shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by our shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of the shareholders except under certain specified circumstances;

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requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% of the aggregate value or number (whichever is more restrictive) of any class of our shares (other than our Class B share) or 9.8% in value of the aggregate outstanding shares of all classes and series of our shares (see “—Restrictions on Ownership and Transfer of our Shares” below); and

•	limitations on the ability of our shareholders to call special meetings of our shareholders or to act by written consent.

In addition, our operating agreement does not limit or impair the ability of our board of directors from adopting a “poison pill” or unitholder or other similar rights plan, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan.

Books and Records

We are required to keep appropriate books and records with respect to our business at our principal offices. The books and records will be maintained for financial reporting purposes as determined by our board of directors. Our fiscal year end is December 31.

Right to Information

Our operating agreement provides that, subject to such reasonable standards as may be established by our board of directors, each shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Delaware LLC Act under the circumstances and subject to the conditions therein stated. We may keep confidential from our shareholders information that we reasonably believe to be in the nature of trade secrets or any information the disclosure of which we believe is not in our or our subsidiaries’ best interests, could damage us or our subsidiaries or our or their respective businesses or that we are or any of our subsidiaries is required by law or by agreements with third parties to keep confidential.

Restrictions on Ownership and Transfer of our Shares

In order for us to qualify to be taxed as a REIT, not more than 50% in value of our outstanding shares may be owned, beneficially or constructively, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of each taxable year after the first year for which we elect to qualify to be taxed as a REIT. Additionally, at least 100 persons must beneficially own our shares during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Also, subject to limited exceptions, neither we nor an actual or constructive owner of 10% or more (by value) of our shares may actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Any tenant that exceeds such ownership limits is referred to as a related party tenant, and rent from a related party tenant generally will not qualify under the REIT income tests.

Our operating agreement, subject to certain exceptions, contains restrictions on the number of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of any class of our shares (other than our Class B share) or 9.8% in value of the aggregate outstanding shares of all classes and series of our shares. Pursuant to our operating agreement, our board of directors has the power to increase or decrease the percentage of our shares that a person may beneficially or constructively own. However, any decreased ownership limit will not apply to any person whose percentage ownership of our shares is in excess of such decreased ownership limit until that person’s percentage ownership of our shares equals or falls below the decreased ownership limit. Until such a person’s percentage ownership of our shares falls below such decreased ownership limit, any further acquisition of shares will be in violation of the decreased ownership limit.

Our operating agreement also prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.8% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our shares that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. For purposes of these provisions, our operating agreement defines “person” to include a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole and absolute discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our shares which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our operating agreement) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our operating agreement, our operating agreement provides that the purported transfer will be void ab initio. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any of our shares held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distributions paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limits. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our operating agreement) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trust may reduce the amount payable to the proposed transferee by the amount of distributions paid to the proposed transferee and owned by the proposed transferee to the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.

If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

Our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

In addition, if our board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our shares described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any of our shares in violation of the restrictions on ownership and transfer of our shares described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer of our books or instituting proceedings to enjoin the transfer or other event.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of all classes or series of our shares, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our shares that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limits in operating agreement.

Any certificates representing our shares will bear a legend referring to the restrictions on ownership and transfer of our shares described above.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or might otherwise be in the best interests of our shareholders.

Our operating agreement provides that, for so long as we directly or indirectly hold a license or franchise from a governmental agency to conduct our business and such license or franchise is conditioned upon some or all of the holders of our shares possessing prescribed qualifications, any and all of our shares held by any person will be subject to, at the election of our board of directors, in its sole and absolute discretion, either redemption by us or a requirement to sell such shares within 120 days or any other period of time determined by our board of directors upon receipt of notice by an applicable government agency that such holder does not possess the prescribed qualifications. Any shares that become so redeemable may be called for redemption immediately upon at least five days’ notice to the holder or holders of such securities at a redemption price equal to the average closing price of the applicable shares on any national securities exchange on which the shares are listed or admitted for trading for the 45 trading days immediately preceding the date of the redemption notice. If the shares are not listed or admitted for trading, or have not been listed or admitted for trading for 45 days, our operating agreement provides that the redemption price will be determined in good faith by our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our shares is Computershare Trust Company, N.A. The principal business address of the transfer agent and registrar is 150 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEPOSITARY SHARES

The following is a summary of some of the terms of the deposit agreements to govern any depositary shares, the depositary shares themselves and the depositary receipts. The summaries and descriptions below of such terms do not purport to be complete and are subject to, and qualified in their entirety by reference to, the relevant depositary agreement and depositary receipts with respect to the particular series of depositary shares related to any particular series of preferred shares. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. The terms of any series of depositary shares may differ from the general summaries and descriptions below if so described in the applicable prospectus supplement.

General

We may, at our option, elect to offer depositary shares, each of which would represent an interest in fractional or multiple preferred shares rather than whole preferred shares. If we elect to offer depositary shares, we will allow a depositary to issue to the public depositary shares representing interests in fractional or multiple preferred shares, as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

The preferred shares underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those preferred shares. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred shares underlying that depositary share, to all the rights and preferences of those preferred shares, including dividend, voting, redemption, conversion, and exchange and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the related prospectus supplement.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred shares will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of preferred shares underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred shares and once the underlying preferred share is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred shares of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred shares. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the preferred shares underlying that holder’s depositary shares. The depositary will vote the preferred shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to those preferred shares, it will abstain from voting those preferred shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which such holder may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into Class A shares or another series of preferred shares; or

•

there has been a final distribution in respect of the preferred shares of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred shareholders. Unless otherwise specified in the applicable deposit agreement and related prospectus supplement, depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a preferred share represented by a depositary share in the event of a split-up, combination or other reclassification of the preferred share or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS

The following is a summary of some of the terms of the warrant agreements pursuant to which we may issue warrants in the future, the warrants, and any warrant certificates. The summaries and descriptions below of such terms do not purport to be complete and are subject to, and qualified in their entirety by reference to, the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. The terms of any series of warrants may differ from the general summaries and descriptions below if so described in the applicable prospectus supplement.

General

Our operating agreement provides that we may issue warrants without shareholder approval. We may issue warrants for the purchase of our Class A shares or preferred shares independently or together with any other securities offered by any prospectus supplement. The warrants we issue may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

Terms of Warrants

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number of Class A shares or preferred shares purchasable upon exercise of such warrants;

•	the provisions for adjustment of the number of Class A shares or preferred shares receivable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related Class A shares or preferred shares will be separately transferable;

•	the price at which each Class A shares or preferred shares purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

See “Description of Shares” for a general description of the Class A shares or preferred shares which may be acquired upon the exercise of any warrants we may issue in the future, including a description of certain restrictions on the ownership and transfer of such shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations of an Investment in MGP Class A Shares

The following is a summary of the material U.S. federal income tax consequences of an investment in MGP Class A shares. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “MGP,” “we,” “our” and “us” generally mean only MGP and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the “Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Recent tax reforms have resulted in significant changes to the rules governing U.S. federal income taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, or other financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts, including REITs;

•	partners in partnerships holding MGP Class A shares;

•	persons who hold MGP Class A shares on behalf of other persons as nominees;

•	persons who receive MGP Class A shares as compensation;

•	persons holding MGP Class A shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

•	tax-exempt organizations, except to the extent provided in “—Taxation of Shareholders—Taxation of Tax-Exempt Shareholders” below;

•	foreign investors, except to the extent provided in “—Taxation of Shareholders—Taxation of Non-U.S. Shareholders” below; and

•	persons subject to special accounting rules as a result of any item of gross income with respect to MGP Class A shares being taken into account in an applicable financial statement.

This summary assumes that investors will hold their shares as a capital asset, which generally means property held for investment.

The U.S. federal income tax treatment of holders of MGP Class A shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding MGP Class A shares will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of MGP Class A shares.

Taxation of MGP

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2016. We believe that we have been organized and operated in such a manner that has allowed us to qualify for taxation as a REIT under the applicable provisions of the Code, commencing with such taxable year, and we intend to continue to be organized and operated in this manner.

In connection with the filing of this prospectus, we received an opinion of Weil, Gotshal & Manges LLP (“REIT Tax Counsel”) to the effect that, commencing with our taxable year ending December 31, 2016, under applicable U.S. federal income tax law as of May 18, 2020 we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and our proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of REIT Tax Counsel was based on various assumptions relating to our organization and operation, and was conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we have operated and intend to operate so that we will continue to qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will qualify to be taxed as a REIT for any particular year. The opinion was expressed as of May 18, 2020 (the date of this prospectus). REIT Tax Counsel will have no obligation to advise us or MGP shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by REIT Tax Counsel. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we believe that we have operated so that we qualify and will continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our net REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution to our shareholders.

Most U.S. shareholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Currently, the highest marginal non-corporate U.S. federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37%. However, non-corporate U.S. shareholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions” below.

Any net operating losses, foreign tax credits and other tax attributes will be utilized at the corporate level and generally do not pass through to MGP shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders— Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at the regular corporate rate on any undistributed net taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General” below.

•	A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	The earnings of any TRS of us will generally be subject to U.S. federal corporate income tax.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the shareholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our Class A shares.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1. that	is managed by one or more trustees or directors;

2. the	beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that	would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4. that	is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5. the	beneficial ownership of which is held by 100 or more persons;

6. in

which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7. that	meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, was 2016). Our operating agreement provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirements described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our Class A shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our Class A shares and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, such as the Operating Partnership, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

We have control of the Operating Partnership and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to MGP shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For taxable years beginning in 2019 and 2020, the Coronavirus, Aid, Relief, and Economic Security Act (the “CARES Act”) increased the limitation to 50% of adjusted taxable income and allowed the application of adjusted taxable income for the last taxable year beginning in 2019 to the taxable year beginning in 2020; provided, however, for the taxable year beginning in 2019, the limitation is not increased to 50% for partnerships, but the partnership may deduct 50% of any business interest disallowed under the 30% adjusted taxable income limitation. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our TRS to deduct interest, which could increase its taxable income. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRS, if any, will be conducted on an arm’s-length basis.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments in the meaning of real estate assets), interest income derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of MGP shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any amounts that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We expect that the rent payments received pursuant to the Master Lease will be treated as “rents from real property” for purposes of the REIT gross income tests.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii) such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.

However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold, together with other non-qualified assets (such as furniture and equipment or other tangible personal property (to the extent such property does not constitute a “real estate asset”) or non-real estate securities), may not, in the aggregate, exceed 25% of the value of our total assets. For taxable years beginning after December 31, 2017, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause MGP to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, MGP still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

(a) 90%	of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

(b) 90%

of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

For taxable years beginning after December 31, 2017, and except as provided below, our deduction for net business interest expense will generally be limited to 30% of our taxable income (subject to the exceptions previously discussed for taxable years beginning in 2019 and 2020), as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by MGP shareholders in the year in which paid. Unless we qualify as a “publicly offered REIT”, our distributions must not be “preferential dividends” in order to be counted for purposes of satisfying the annual distribution requirements and qualify for the dividends paid deduction. A distribution is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with any preferences among different classes of shares as set forth in our organizational documents. We intend to be a publicly offered REIT and therefore any preferential dividends paid by us will qualify for the dividends paid deduction.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for MGP shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. MGP shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to MGP shareholders of any distributions that are actually made. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders— Distributions,” below.

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.

However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including MGP Class A shares) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, MGP may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any distribution that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like- kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding such transactions.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income at the regular corporate rate. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to shareholders would be taxable as regular corporate dividends. Such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Non-corporate shareholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. If we fail to qualify as a REIT, such shareholders may not claim this deduction with respect to dividends paid by us. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

MGP holds property through the Operating Partnership, which intends to be taxed as a partnership for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. MGP will include its allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership. Moreover, for purposes of the REIT asset tests, MGP must include its proportionate share of assets held by subsidiary partnerships, based on its capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of its interest in partnership assets will be based on MGP’s proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that MGP holds an equity interest in a partnership, such as the Operating Partnership, such partnership’s assets and operations may affect MGP’s ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.

Entity Classification

The ownership by MGP of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of MGP’s assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “—Asset Tests” and “—Income Tests” above, and in turn would prevent MGP from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of MGP’s failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case MGP could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership

Under the Code and Treasury regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.

The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to Operating Partnership allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the general partner of the Operating Partnership, which will be a wholly-owned subsidiary of MGP.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirect invest, including the Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our Class A shares.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our Class A shares applicable to taxable U.S. shareholders. A U.S. shareholder is any holder of our Class A shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our Class A shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A shares.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. shareholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the shareholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long- term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of MGP” and “—Annual Distribution Requirements.” U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. shareholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of MGP” and “—Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

Dispositions of MGP Class A Shares

If a U.S. shareholder sells or disposes of our Class A shares, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the shareholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our Class A shares will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our Class A shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our Class A shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our Class A shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our Class A shares or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. shareholder of our Class A shares will not be treated as passive activity income. As a result, shareholder will not be able to apply any “passive losses” against income or gain relating to our Class A shares. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the shareholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of MGP Class A shares applicable to non-U.S. shareholders. A “non-U.S. shareholder” is any holder of MGP Class A shares other than a partnership or U.S. shareholder.

Ordinary Dividends

The portion of distributions received by non-U.S. shareholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. shareholder (or if required by an applicable income tax treaty, the non-U.S. shareholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Class A shares. In cases where the distribution income from a non-U.S. shareholder’s investment in our Class A shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. shareholder that is a corporation.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. shareholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Non-Dividend Distributions

Unless our Class A shares constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. shareholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. shareholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. shareholders.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real

Property Interests

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. shareholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. shareholder that we properly designate as capital gain dividends and are attributable to dispositions of our assets other than USRPIs generally are not subject to U.S. federal income or withholding tax, unless (i) the investment in our Class A shares is effectively connected with the non-U.S. shareholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. shareholder will be subject to a 30% tax on his capital gains (reduced by certain capital losses). We expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend, if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. shareholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our Class A shares will be “regularly traded” on an established securities exchange.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our Class A shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. shareholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. shareholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Class A Shares

Unless our Class A shares constitute USRPIs, a sale of the shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our Class A shares will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs.

Even if the foregoing 50% test is met, however, our Class A shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. No assurance can be given that we will be a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our Class A shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. shareholder’s sale of our Class A shares nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. shareholder held 10% or less of our outstanding shares at any time during a prescribed testing period. We expect that our Class A shares will be regularly traded on an established securities market.

Even if none of the foregoing tests are met and our Class A shares are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified shareholders would still be exempt from FIRPTA, except to the extent owners of such qualified shareholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale of our Class A shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our Class A shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (i) if the non-U.S. shareholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder

(through a United States permanent establishment, where applicable), the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our Class A shares, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. shareholder (a) disposes of our Class A shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of our Class A shares during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. shareholder if the non-U.S. shareholder did not own more than 10% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market in the United States.

Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our Class A shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt shareholder has not held our Class A shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts, exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9) or (c)(17) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our Class A shares could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our Class A shares or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our Class A shares and generally should prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning the MGP Class A shares.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process, the IRS and the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in MGP Class A shares.

Backup Withholding and Information Reporting

In general, MGP is required to report to U.S. shareholders of MGP Class A shares and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding may apply to dividends paid to a U.S. holder of MGP Class A shares unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder of MGP Class A shares that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

In general, MGP is required to report annually to non-U.S. shareholders of MGP Class A shares and the IRS the amount of dividends paid to such non-U.S. shareholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder of MGP Class A shares resides under the provisions of an applicable income tax treaty. A non-U.S. holder of MGP Class A shares may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds from a sale of MGP Class A shares within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of MGP Class A shares conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a shareholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our Class A shares to foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our Class A shares) that fail to satisfy the above requirements. Shareholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of our Class A shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to shareholders as credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our Class A shares.

SELLING SECURITY HOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, in “at-the market” offerings (as defined in Rule 415 promulgated under the Securities Act) to or through market makers or into an existing market for the securities, to dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Milbank LLP. In addition, the description of U.S. federal income tax consequences contained in the section entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of Weil, Gotshal & Manges LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the MGM Growth Properties LLC and the MGM Growth Properties Operating Partnership LP’s Combined Annual Report on Form 10-K, and the effectiveness of MGM Growth Properties LLC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmgrowthproperties.com), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus supplement. In addition, you may request copies of these filings at no cost through our Secretary: Andrew Hagopian III, Esq., Secretary, MGM Growth Properties LLC, 6385 S. Rainbow Boulevard, Suite 500, Las Vegas, Nevada 89118; telephone number: (702) 692-5650.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	The Combined Annual Report on Form 10-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP for the fiscal year ended December 31, 2019;

•	The Combined Quarterly Report on Form 10-Q of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP for the fiscal quarter ended March 31, 2020;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2019 provided in our Proxy Statement on Schedule 14A filed on March 27, 2020;

•	Our Current Reports on Form 8-K filed on January 14, 2020, February 18, 2020, March 25, 2020, April 1, 2020 and May 6, 2020; and

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The description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on April  11, 2016, as updated by Exhibit 4.11 to the Combined Annual Report on Form 10-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP for the fiscal year ended December 31, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and on or before the time that our offering of the securities is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”